Exhibit 10.1
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and shall be effective as of July 2, 2007, by and between Transmeta Corporation, a Delaware corporation (the “Company”), and Advanced Micro Devices, Inc., a Delaware corporation (“AMD”).
     WHEREAS, the Company desires to issue and sell to AMD, and AMD desires to purchase from the Company, certain authorized, but previously unissued shares of the Company’s Series B Preferred Stock, par value $0.00001 per share (the “Preferred Stock”), on the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing recital and the covenants and agreements set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
PURCHASE AND SALE OF PREFERRED STOCK
     1.1 Preferred Stock. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company agrees to sell to AMD, and AMD agrees to purchase from the Company, a total of 1,000,000 shares of Preferred Stock (the “Preferred Shares”).
     1.2 Purchase Price. The purchase price for each of the Preferred Shares shall be equal to $7.50 per share (the “Series B Purchase Price”), for an aggregate purchase price of $7,500,000 (the “Purchase Price”).
     1.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company in Santa Clara, California, on the 11th trading day following the date of this Agreement, or on such other earlier date as may be mutually agreed upon by the parties. At the Closing, the Company shall deliver to AMD one or more certificates evidencing the Preferred Shares, and AMD shall deliver the Purchase Price to the Company, in cash, by wire transfer to an account designated by the Company, or by the delivery of other immediately available funds.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
     The Company hereby represents and warrants to, and covenants with, AMD as of the date of this Agreement and as of the Closing that, except as set forth in the Schedule of Exceptions (the “Schedule of Exceptions”) delivered separately to AMD specifically identifying the relevant subsection hereof (which Schedule of Exceptions shall be deemed to be representations and warranties to AMD by the Company under this Article II), the statements in the following paragraphs of this Article II are all true and complete:
     2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, or financial condition of the Company (a “Material Adverse Effect”).
     2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) and the Voting Agreement in the form attached hereto as Exhibit B (the “Voting Agreement,” and together with the Registration Rights Agreement, the “Related Agreements”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Preferred Shares being sold hereunder (and the Common Stock issuable upon conversion of the Preferred Shares) has been taken, and this Agreement and the Related Agreements, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (i) laws limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally. The sale of the Preferred Shares (or the issuance of the Common Stock upon the conversion thereof) is not subject to any preemptive rights or rights of first refusal or other similar rights that have not been properly waived or complied with. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state or local governmental authority or any other person or entity on the part of the Company is required in connection with the offer, sale or issuance of the Preferred Shares (or the issuance of the Common Stock upon the conversion thereof). Assuming that the representations of AMD set forth below are true and correct, the offer, sale and issuance of the Preferred Shares in conformity with the terms of this Agreement (and the issuance of the Common Stock upon the conversion thereof) are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and from the qualification requirements of Section 25110 of the California Securities Law, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.
     2.3 Valid Issuance. The Preferred Shares, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restriction on transfer other than restrictions on transfer under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Preferred Shares purchased under this Agreement has been duly authorized and when issued upon conversion of the Preferred Shares will be validly issued, fully paid and nonassessable, and will be free of restriction on transfer other than restrictions on transfer under applicable state and federal securities laws.
     2.4 No Violation. As of the date of this Agreement, the Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws or of any provision of (i) any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it is bound and (A) that was filed as an exhibit to, or was required to be filed as an exhibit to, the 10-K or any Current Report on Form 8-K filed by the Company on or after March 30, 2007 (each, an “8-K”), (B) that provides for payment obligations in the ordinary course by any party thereto or bound thereby in excess of $500,000 in the aggregate in 2007 or in any calendar year thereafter or (C) that was filed as an exhibit to any filing with the SEC made by the Company prior to the filing of the 10-K that is still in effect and provides for payment obligations in the ordinary course by any party thereto or bound thereby in excess of $500,000 in the aggregate in 2007 or in any calendar year thereafter (any such mortgage, indenture, contract, agreement or instrument, a “Material Agreement”) or (ii) any judgment, decree, order or writ. Neither the execution and delivery of this Agreement or any of the Related Agreements by the Company nor its performance and consummation of the transactions contemplated hereby or thereby will violate (a) any provision of the Certificate of Incorporation or the Bylaws of the Company, (b) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental agency that is applicable to the Company, or (c) any Material Agreement.
     2.5 Capitalization. As of May 31, 2007, the authorized capital stock of the Company consists solely of (i) 1,000,000,000 shares of common stock, $0.00001 par value per share (the “Common Stock”), of which 199,933,774 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, $0.00001 par value per share, 2,000,000 of which are designated Series A Preferred Stock, $0.00001 par value per share, none of which are issued and outstanding. The Company has also reserved (a) an aggregate of 102,697,421 shares of Common Stock for issuance to employees and consultants pursuant to the Company’s Equity Incentive Plan(s), under which (i) 32,412,947 shares have been issued and are reflected in the currently outstanding Common Stock, (ii) options to purchase 24,036,642 shares are presently outstanding and (iii) 43,153,998 shares remain available for future grant and (b) an aggregate of 17,436,283 shares of Common Stock for purchase by employees pursuant to the Company’s 2000 Employee Stock Purchase Plan, under which (i) 17,008,686 shares have been issued and are reflected in the currently outstanding Common Stock and (ii) 427,597 shares remain available for future purchase. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are also outstanding rights to acquire shares of Series A Junior Participating Preferred Stock, par value $0.00001 per share, and Common Stock issued pursuant to that certain Rights Agreement between the Company and Mellon Investor Services LLC, as Rights Agent, dated as of January 15, 2002 and warrants to purchase 365,032 shares of Common Stock. Other than as provided herein, there are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal. There are no outstanding rights or obligations of the Company to repurchase or redeem any of its securities. All outstanding securities have been issued in compliance with state and federal securities laws.
     2.6 Litigation. Except as set forth in the Form 10-K under the heading “Legal Proceedings,” as of the date of this Agreement, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company’s knowledge, threatened against the Company. Except as set forth in the Form 10-K under the heading “Legal Proceedings,” there is no action, suit or proceeding by the Company currently pending or that the Company intends to initiate.
     2.7 Delivery of SEC Filings. As of the date of this Agreement, the Company has made available to AMD through the EDGAR system, true and complete copies of the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”), Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”), and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended the (“Exchange Act”) since the filing of the Form 10-K and prior to the date hereof (collectively, the “SEC Filings”). As of the date of this Agreement, the SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period.
     2.8 SEC Filings; S-3 Eligibility.
          (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
          (b) Each registration statement and any amendment thereto filed by the Company since January 1, 2004 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
          (c) The Company is eligible to use Form S-3 to register the resale of the Registrable Securities (as such term is defined in the Registration Rights Agreement) by AMD as contemplated by the Registration Rights Agreement.

     2.9 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the Form 10-Q, the Company has no material liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to March 31, 2007.
     2.10 Changes. Since March 31, 2007, there has not been:
          (a) except as set forth in the Form 10-K or the Form 10-Q, any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not, in the aggregate, had, or would reasonably be expected to have, a Material Adverse Effect;
          (b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;
          (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;
          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or conditions (financial or otherwise) of the Company;
          (e) any change to a material contract or agreement by which the Company or any of its assets is bound or subject, except for changes or amendments that are expressly provided for or disclosed in this Agreement;
          (f) any sale, assignment or transfer of any of the Company’s Proprietary Assets (as defined in Section 2.16) or any revenues derived therefrom (other than the license of the Company’s Proprietary Assets in the ordinary course of its business);
          (g) except as set forth in the Form 10-K or the Form 10-Q, any resignation or termination of employment of any key employee or any officer of the Company, and the Company is not aware of any impending resignation or termination of employment of any such key employee or officer;
          (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (i) except as set forth in the Form 10-K or the Form 10-Q, any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect;
          (j) except as set forth in the Form 10-K or the Form 10-Q, any material commitment, transaction or other action by the Company other than in the ordinary course of business and consistent with past practice;
          (k) any material change in any accounting principle or method or election for federal income tax purposes used by the Company;
          (l) any labor trouble, or any event or condition of any character with respect to the Company’s employees, that has had a Material Adverse Effect; or
          (m) any arrangement or commitment by the Company to do any of the things described in this Section 2.10.
     2.11 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements.
     2.12 Registration Rights. Except as provided in the Registration Rights Agreement, as of the date of this Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act, any of its presently outstanding securities or any of its securities that may be issued subsequently.
     2.13 Other Documents. As of the date of this Agreement, AMD heretofore has been furnished with complete and correct copies of the Certificate of Incorporation and the Bylaws of the Company.
     2.14 Use of Proceeds. The proceeds from the sale of the Preferred Shares will be used by the Company for general corporate purposes in connection with its primary business activity.
     2.15 Solvency. As of the date of this Agreement, the Company is Solvent. For purposes of this Section 2.15, “Solvent” shall mean (a) the Company, pursuant to or within the meaning of any bankruptcy law, has not (i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a custodian of it or for all or substantially all of its property, (iv) made a general assignment for the benefit of its creditors or (v) admitted in writing its inability generally to pay its debts as the same become due and (b) a court of competent jurisdiction has not entered an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian for the Company or for all or substantially all of its property or (iii) orders the liquidation of the Company.

     2.16 Intellectual Property. As of the date of this Agreement, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes (collectively “Proprietary Assets”) necessary for its business as now conducted, and the consummation of the transactions contemplated hereby and by the Related Agreements will not alter or impair in an adverse manner such rights in the Proprietary Assets. With respect to the Proprietary Assets that the Company owns, the Company has used, and in the future the Company will use, its best efforts to preserve its legal rights in, and the secrecy of, its Proprietary Assets. Except as set forth in the Form 10-K under the heading “Legal Proceedings,” the Company has not received since April 30, 2004 any communications alleging that the Company has violated any other person’s rights in any Proprietary Assets or has engaged in unfair competition against such person. As of the date of this Agreement, the Company, to the best of its knowledge (but without having conducted any patent search), (i) does not now infringe or misappropriate any third party’s Proprietary Assets and (ii) does not have any liability for any past infringement or misappropriation. Except as set forth in the Form 10-K under the heading “Legal Proceedings,” no claim has been made since April 30, 2004 or, to the best of the Company’s knowledge, is threatened with regard to any third party right in any Proprietary Asset of the Company, including any allegation of infringement or misappropriation or of any breach or default of any license or similar agreement. The Company has taken all reasonable actions to protect the confidentiality of the trade secrets embodied in its Proprietary Assets, except where the failure to take such actions would not impair the ownership or usage of the Proprietary Assets.
     2.17 Title to Property and Assets. As of the date of this Agreement, the Company owns its assets, free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, as of the date of this Agreement, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.
     2.18 Environmental and Safety Laws. As of the date of this Agreement, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. As of the date of this Agreement, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials and (b) any petroleum products or nuclear materials.

     2.19 Tax Returns and Payments. As of the date of this Agreement, the Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. As of the date of this Agreement, the Company has paid all taxes and other assessments due. The provision for taxes of the Company as shown on the financial statements described in Section 2.9 is adequate for all taxes due or accrued as of the date thereof. As of the date of this Agreement, the Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. As of the date of this Agreement, none of the Company’s tax returns have ever been audited by any governmental authorities. As of the date of this Agreement, the Company has withheld or collected from each payment made to its employees the amount of all taxes (including without limitation, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.
     2.20 Disclosure. As of the date of this Agreement, the Company has fully provided AMD with all the information that AMD has requested for deciding whether to acquire the Preferred Shares. As of the date of this Agreement, no representation or warranty of the Company contained in this Agreement or any of the Related Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF AMD
     AMD hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing as follows:
     3.1 Organization. AMD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     3.2 Authorization. AMD has full corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Related Agreements have been duly and validly authorized, executed and delivered by AMD, and constitute valid and binding obligations of AMD, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights and by general equitable principles.

     3.3 Investment Intent; No Other Representations. AMD is acquiring the Preferred Shares (and the shares of Common Stock issuable upon conversion thereof) pursuant to this Agreement, for its own account and not with a present view to, or for resale in connection with, any distribution. AMD understands that the Preferred Shares (and the shares of Common Stock Common issuable upon conversion thereof) have not been registered under the Securities Act, by reason of a specific exemption from the registration requirements of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. AMD hereby acknowledges that, except for the representations and warranties contained in this Agreement, the Company is not making any other express or implied representation or warranty on its behalf in connection with the transactions contemplated hereby.
     3.4 Holding Period. AMD acknowledges that the shares of Common Stock issuable upon conversion of the Preferred Shares must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from the registration requirements thereof is available. AMD is aware of the provisions of Rule 144 promulgated under the Securities Act, and the limitations on resales of securities imposed thereby.
     3.5 Accredited Investor. AMD is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act.
     3.6 Independent Legal Counsel. AMD has had the opportunity to be advised by legal counsel of its own choice in connection with the purchase of the Preferred Shares and has been advised by such counsel.
     3.7 Restrictive Legend. AMD acknowledges that the certificate representing the Preferred Shares shall be endorsed with the following legend:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO SUCH SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT, IF REASONABLY REQUIRED BY THE COMPANY, ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAWS.
     The Company need not register a transfer of any of the Preferred Shares (or the shares of Common Stock issuable upon conversion thereof), unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Preferred Shares (or the shares of Common Stock issuable upon conversion thereof) unless such conditions are satisfied.
ARTICLE IV
CLOSING CONDITIONS
     4.1 Conditions to AMD’s Obligations to Close. The obligations of AMD under Article I of this Agreement are subject to the fulfillment or waiver by AMD, on or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and complete in all material respects on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
          (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
          (c) Securities Exemption. The offer and sale of the Preferred Shares to AMD pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable state securities laws.
          (d) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.
          (e) Certificate of Designations. The Certificate of Designations authorizing the Series B Preferred Stock shall have been filed with and accepted by the State of Delaware.
          (f) Registration Rights Agreement. The Registration Rights Agreement shall be effective.
          (g) Voting Agreement. The Voting Agreement shall be effective.
          (h) Payment Obligations. The Company shall be current in all of its payment obligations to AMD under the Agreement, dated November 30, 2000, the LDT I/O Link Specification License Agreement, dated December 5, 2000, as amended April 27, 2001, the AMD NASM64 Software Agreement, dated March 20, 2001 and the Agreement to Buy and Sell Products, dated June 5, 2006 (collectively, the “Existing Agreements”).

          (i) No Default Under Existing Agreements. The Company shall be current in its performance of all material obligations under the Existing Agreements.
          (j) Compliance Certificate. The President of the Company shall deliver to AMD a certificate certifying that the conditions specified in Sections 4.1(a) and 4.1(b) have been fulfilled.
          (k) Opinion of Company Counsel. AMD shall have received from Fenwick & West LLP, counsel to the Company, an opinion dated as of the Closing, in form and substance reasonably acceptable to AMD.
          (l) No Injunction. No court order or law, rule or regulation shall have enjoined or prohibited the transactions contemplated by this Agreement.
     4.2 Conditions to the Company’s Obligations to Close. The obligations of the Company under Article I of this Agreement are subject to the fulfillment or waiver by the Company, on or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the AMD contained in Section 3 shall be true and complete in all material respects on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
          (b) Payment of Purchase Price. AMD shall have delivered to the Company the Purchase Price.
          (c) Registration Rights Agreement. The Registration Rights Agreement shall be effective.
          (d) Voting Agreement. The Voting Agreement shall be effective.
          (f) Payment Obligations. AMD shall be current in all of its payment obligations to the Company under the Existing Agreements.
          (g) No Default Under Existing Agreements. AMD shall be current in its performance of all material obligations under the Existing Agreements.
          (h) No Injunction. No court order or law, rule or regulation shall have enjoined or prohibited the transactions contemplated by this Agreement.

ARTICLE V
MISCELLANEOUS
     5.1 Notice. Any notice or other communication required or permitted hereunder must be in writing, and shall be delivered personally, by facsimile or by certified, registered, or express mail, postage prepaid and return receipt requested. Such notice shall be deemed given when so delivered personally or when sent by confirmed facsimile transmission on a business day to the party in question or, if mailed, three (3) business days after the date of deposit in the United States mails, as follows:
          (i) if to the Company:
Transmeta Corporation
3990 Freedom Circle
Santa Clara, CA 95054
Attn: President
Fax: (408) 919-6540
with a copy to:
Transmeta Corporation
3990 Freedom Circle
Santa Clara, CA 95054
Attn: General Counsel
Fax: (408) 919-5286
and
Mark A. Leahy, Esq.
Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Fax: (650) 938-5200
          (ii) if to AMD, to:
Advanced Micro Devices, Inc.
5204 East Ben White Blvd
Austin, TX 78741
Attn: Harry Wolin, Senior Vice President and General Counsel
Fax: (512) 602-4932

with a copy to:
Faina Medzonsky
Advanced Micro Devices, Inc.
One AMD Place, m/s 68
P.O. Box 3453
Sunnyvale, CA 94088-3453
Fax: (408) 774-7002
     5.2 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without giving effect to the choice of laws provisions thereof.
     5.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     5.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may be amended only by a writing signed by both of the parties hereto.
     5.5 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.
     5.6 Costs and Expenses. Each party shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.
     5.7 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party or as may be required in order to comply with applicable laws (including securities laws and regulations, and the rules promulgated thereunder), it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Preferred Shares purchased hereunder. The provisions of this Section 5.7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.
     5.8 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO

THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Transmeta Corporation,
a Delaware Corporation

By:	/s/ Lester M. Crudele

Name:	Lester M. Crudele
Its:	President and Chief Executive Officer
Date:	July 2, 2007

Advanced Micro Devices, Inc.,
a Delaware corporation

By:	/s/ Derrick R. Meyer

Name:	Derrick R. Meyer
Its:	President and Chief Operating Officer
Date:	July 2, 2007